UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 2, 2012

CUBIC ENERGY, INC.

(Exact name of registrant as specified in its charter)

Texas	001-34144	87-0352095
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9870 Plano Road Dallas, Texas	75238
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (972) 686-0369

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01              Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 27, 2011 and February 24, 2012, Cubic Energy, Inc. (the “Company”) received letters from NYSE Amex LLC (the “Exchange”) stating that the Company is not in compliance with Section 1003(a)(i) of the Exchange’s Company Guide because the Company has stockholders’ equity of less than $2,000,000 and losses from continuing operations and/or net losses in two out of its three most recent fiscal years, Section 1003(a)(ii) of the Company Guide with stockholders’ equity of less than $4,000,000 and losses from continuing operations and/or net losses in three out of its four most recent fiscal years, and Section 1003(a)(iii) of the Company Guide with stockholders’ equity of less than $6,000,000 and losses from continuing operations and/or net losses in its five most recent fiscal years.  Subsequent to the initial letter from the Exchange, the Company submitted its plan of compliance detailing how the Company intends to regain compliance with those requirements.

On March 2, 2012, the Exchange notified the Company that the Exchange has accepted the compliance plan, and granted the Company an extension until June 27, 2013 to evidence its compliance with the foregoing listing standards.

Included in the March 2, 2012 letter from the Exchange was a notice that, based on a further review of the Company’s quarterly report on Form 10-Q for the period ended December 31, 2011, the Company is not in compliance with Section 1003(a)(iv) of the Company Guide in that the Exchange believes that the Company has sustained losses which are so substantial in relation to its overall operations or its existing financial resources, or its financial condition has become so impaired that it appears questionable, in the opinion of the Exchange, as to whether the Company will be able to continue operations and/or meet its obligations as they mature.  The Company is not required to submit an additional plan of compliance in response to the additional deficiency identified in the Exchange’s letter of March 2, 2012, because the accepted plan effectively addresses how the Company intends to regain compliance with Section 1003(a)(iv).  The Company was granted an extension to regain compliance with Section 1003(a)(iv) until July 31, 2012.

The Company will be subject to periodic review by the Exchange during the extension periods.  If the Company does not make progress consistent with the plan, or the Company is not in compliance with the applicable continued listing standards by the respective dates set forth above, the Company is subject to delisting proceedings.  The Company would be entitled to appeal a determination by the Exchange to initiate delisting proceedings.

On March 6, 2012, the Company issued a press release with respect to the foregoing.  A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release dated March 6, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 7, 2012	CUBIC ENERGY, INC.

	By:	/s/Jon S. Ross
Jon Stuart Ross, Secretary